Exhibit 99.1

Volt Information Sciences Reports Fiscal 2019 Second Quarter Financial Results

NEW YORK, NY, June 5, 2019 – Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VISI), an international provider of staffing services and managed service programs, today reported results for its fiscal 2019 second quarter and six months ended April 28, 2019.

Key highlights include:

●	Second quarter total Company net revenue decreased 4.2% year-over-year, or 3.3% on a same-store basis (excluding currency fluctuations and a business exited)

●	Second quarter gross margin percentage improved 20 basis points, the third consecutive quarter of year-over-year margin growth

●
Second quarter total Company net loss was $5.2 million, an improvement of 32.8% when compared to a year ago primarily driven by the increase in gross margin, as well as a 9.3% reduction in selling, administrative and other operating costs

●	Second quarter total Company Adjusted EBITDA improved 58.9% when compared to a year ago

●
For the six months ended April 28, 2019, total Company net revenue was $505.5 million, a decrease of 2.1%, year-over-year, or 1.4% on a same-store basis; Net loss for the six-month period was $8.4 million, an improvement of 54.4%, year-over-year

●
Implemented further organizational enhancements to reduce costs and improve operational efficiencies and service delivery in the North American Staffing segment; commenced decommissioning of the Company’s Customer Care Solutions business unit

Commenting on Volt’s performance, Linda Perneau, President and CEO, said, “Our performance in the second quarter reflects the ongoing execution of the operating strategy designed to significantly enhance our sales engine, improve margins and generate profitable growth. Despite revenue headwinds primarily from fluctuations in customer demand, the implementation of our sales and delivery strategy helped to substantially mitigate the top-line impact, while operational efficiencies and expense reductions bolstered Volt’s profitability metrics. We are well on our way on our transformation journey. I am grateful to our employees around the globe, all of whom are focused on driving top-line revenue, improving productivity and returning value to our shareholders.”

Fiscal 2019 Second Quarter Results
Total net revenue for the fiscal 2019 second quarter was $252.1 million, compared to $263.2 million in the second quarter of fiscal 2018. On a same-store basis, net revenue decreased 3.3% year-over-year excluding net revenue contributed from a business exited during the past year and the effect of currency fluctuations.

Volt Information Sciences Reports Fiscal 2019 Second Quarter Results
June 5, 2019

Total gross margin in the second quarter of fiscal 2019 was 14.4%, an improvement of 20 basis points year-over-year. The margin improvement was driven by improved customer pricing and lower payroll taxes, partially offset by higher workers compensation expenses.

Selling, administrative and other operating costs in the second quarter of fiscal 2019 decreased $4.0 million, or 9.3%, to $38.9 million from $42.9 million in the second quarter of fiscal 2018. The improvement is primarily attributed to Volt’s ongoing cost reduction efforts in all areas of the business including lower labor and facility expenses. SG&A as a percent of revenue improved to 15.4% in the second quarter compared with 16.3% a year ago.

Net loss was $5.2 million in the second quarter of fiscal 2019, compared to $7.7 million in the second quarter of fiscal 2018.

Adjusted EBITDA, which is a Non-GAAP measure, was a loss of $1.5 million in the fiscal 2019 second quarter, compared to a loss of $3.7 million in the year ago period. Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense.

For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Six Months Ended April 28, 2019 Financial Results
Total net revenue for the six months ended April 28, 2019 was $505.5 million, down $11.1 million, or 2.1%, compared to total net revenue of $516.6 million for the six months ended April 29, 2018. On a same-store basis, net revenue declined 1.4% year-over-year excluding net revenue contributed from a business exited during the past year and the effect of currency fluctuations.

Net loss was $8.4 million for the six months ended April 28, 2019, an improvement of $10.0 million, or 54.4% compared to net loss of $18.4 million in the same period of fiscal 2018. Adjusted net loss from continuing operations, which is a Non-GAAP measure, was $8.2 million for the six months ended April 28, 2019, compared to an adjusted net loss of $19.6 million in the same period of fiscal 2018. Adjusted EBITDA, which is a Non-GAAP measure, was a loss of $2.6 million for the six months ended April 28, 2019, an improvement of $10.2 million from a loss of $12.8 million in the year ago period.

For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Business Developments
In the second quarter of fiscal 2019, the Company commenced efforts to decommission its Customer Care Solutions business unit, which is currently reported as a part of the Corporate and Other category. This will allow the Company to focus its attention and devote additional available resources to its core staffing business.

Also, during the second quarter of fiscal 2019, the Company changed leadership in its International Staffing segment, promoting Ben Batten to Senior Vice President and Managing Director, International. Mr. Batten was previously the Managing Director of Volt Asia and has over sixteen years of staffing experience abroad.

Volt Information Sciences Reports Fiscal 2019 Second Quarter Results
June 5, 2019

Subsequent Events
On June 4, 2019, the Company entered into an amendment with DZ BANK AG Deutsche Zentral-Genossenschaftsbank. Under this Amendment, receivables due from a specific customer will be excluded from eligible receivables under the Company’s Financing Program for a three-month period while the customer resolves internal processing issues causing temporary payment delays. Volt anticipates a resolution no later than the end of its fiscal third quarter, at which time the receivables from this customer will be added back to the securitization pool under the original terms of the agreement.

Business Outlook
Volt’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the third quarter of fiscal 2019, the Company currently expects a consolidated same-store year-over-year net revenue decline similar to the decline experienced in the second quarter of fiscal 2019.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2019 second quarter financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s President and CEO Linda Perneau and CFO Paul Tomkins will host the conference call. Participants may listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Wednesday, June 5, 2019 at 7:30 p.m. Eastern Time through Wednesday, June 19, 2019 at 11:59 p.m. Eastern Time. To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (International) and enter the Conference ID #13690992. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Investors section of the Company’s website at www.volt.com.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Volt Information Sciences Reports Fiscal 2019 Second Quarter Results
June 5, 2019

Forward-Looking Statements
This press release contains forward-looking statements, including the Company’s revenue outlook for the third quarter of 2019, that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission (“SEC”).  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, are available without charge upon request to Volt Information Sciences, Inc., 50 Charles Lindbergh Blvd., Suite 206, Uniondale NY 11553, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor & Governance section.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, which includes adjustments for special items and certain line items on a constant currency basis, as additional information for its segment revenue, consolidated net income (loss), segment operating income (loss) and Adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures on a constant currency basis, eliminating special items and the impact of businesses sold or exited provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses not indicative of the Company’s current or future period performance and are more fully disclosed in the tables.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure.  The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

Volt Information Sciences Reports Fiscal 2019 Second Quarter Results
June 5, 2019

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

—Financial Tables to Follow—

Volt Information Sciences Reports Fiscal 2019 Second Quarter Results
June 5, 2019

Results of Operations
(in thousands, except per share data)
	Three Months Ended			Six Months Ended
	April 28, 2019	January 27, 2019	April 29, 2018	April 28, 2019	April 29, 2018

Net revenue	$252,070	$253,436	$263,219	$505,506	$516,557
Cost of services	215,813	215,737	225,918	431,550	443,247
Gross margin	36,257	37,699	37,301	73,956	73,310

Selling, administrative and other operating costs	38,939	39,810	42,916	78,749	89,854
Restructuring and severance costs	724	59	104	783	622
Impairment charges	347	-	155	347	155
Operating loss	(3,753)	(2,170)	(5,874)	(5,923)	(17,321)

Interest income (expense), net	(699)	(746)	(631)	(1,445)	(1,413)
Foreign exchange gain (loss), net	(314)	213	(497)	(101)	206
Other income (expense), net	(166)	(239)	(55)	(405)	(583)
Loss before income taxes	(4,932)	(2,942)	(7,057)	(7,874)	(19,111)
Income tax provision (benefit)	233	273	630	506	(730)
Net loss	$(5,165)	$(3,215)	$(7,687)	$(8,380)	$(18,381)

Per share data:
Basic:
Net loss	$(0.24)	$(0.15)	$(0.37)	$(0.40)	$(0.87)
Weighted average number of shares	21,082	21,080	21,032	21,081	21,030

Diluted:
Net loss	$(0.24)	$(0.15)	$(0.37)	$(0.40)	$(0.87)
Weighted average number of shares	21,082	21,080	21,032	21,081	21,030

Segment data:

Net revenue:
North American Staffing	$208,871	$211,848	$218,090	$420,719	$424,325
International Staffing	28,809	26,266	31,904	55,075	61,483
North American MSP	9,579	8,217	6,339	17,796	14,819
Corporate and Other	5,431	7,846	7,817	13,277	18,064
Eliminations	(620)	(741)	(931)	(1,361)	(2,134)
Net revenue	$252,070	$253,436	$263,219	$505,506	$516,557

Operating income (loss):
North American Staffing	$2,544	$3,887	$1,571	$6,431	$945
International Staffing	628	304	818	932	720
North American MSP	1,100	965	417	2,065	682
Corporate and Other	(8,025)	(7,326)	(8,680)	(15,351)	(19,668)
Operating loss	$(3,753)	$(2,170)	$(5,874)	$(5,923)	$(17,321)

Work days	65	59	65	124	124

Volt Information Sciences Reports Fiscal 2019 Second Quarter Results
June 5, 2019

Condensed Consolidated Statements of Cash Flows
(in thousands)
	Six Months ended
	April 28, 2019	April 29, 2018

Cash, cash equivalents and restricted cash beginning of the period	$36,544	$54,097

Cash used in all other operating activities	(6,239)	(14,314)
Changes in operating assets and liabilities	15,697	14,792
Net cash provided by operating activities	9,458	478

Purchases of property, equipment, and software	(4,058)	(1,298)
Net cash (used in) provided by all other investing activities	(21)	164
Net cash used in investing activities	(4,079)	(1,134)

Net draw-down of borrowings	5,000	-
Debt issuance costs	(177)	(1,411)
Net cash used in all other financing activities	(40)	(60)
Net cash provided by (used in) financing activities	4,783	(1,471)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(249)	(571)

Net increase (decrease) in cash, cash equivalents and restricted cash	9,913	(2,698)

Cash, cash equivalents and restricted cash end of the period	$46,457	$51,399

Cash paid during the period:
Interest	$1,560	$1,482
Income taxes	$216	$1,132

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$39,689	$34,177
Restricted cash included in Restricted cash and short term investments	6,768	17,222
Cash, cash equivalents and restricted cash, at end of period	$46,457	$51,399

Volt Information Sciences Reports Fiscal 2019 Second Quarter Results
June 5, 2019

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	April 28, 2019	October 28, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,689	$24,763
Restricted cash and short-term investments	9,925	14,844
Trade accounts receivable, net of allowances of $104 and $759, respectively	139,213	157,445
Other current assets	5,659	7,444
TOTAL CURRENT ASSETS	194,486	204,496
Other assets, excluding current portion	7,779	7,808
Property, equipment and software, net	24,880	24,392
TOTAL ASSETS	$227,145	$236,696

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$23,403	$27,120
Accounts payable	26,183	33,498
Accrued taxes other than income taxes	18,316	15,275
Accrued insurance and other	28,217	23,335
Income taxes payable	1,404	1,097
TOTAL CURRENT LIABILITIES	97,523	100,325
Accrued insurance and other, excluding current portion	10,816	13,478
Deferred gain on sale of real estate, excluding current portion	21,244	22,216
Income taxes payable, excluding current portion	608	600
Deferred income taxes	509	510
Long-term debt	54,169	49,068
TOTAL LIABILITIES	184,869	186,197

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,211,828 and 21,179,068 shares, respectively	2,374	2,374
Paid-in capital	77,931	79,057
(Accumulated deficit) retained earnings	(656)	9,738
Accumulated other comprehensive loss	(7,091)	(7,070)
Treasury stock, at cost; 2,526,175 and 2,558,935 shares, respectively	(30,282)	(33,600)
TOTAL STOCKHOLDERS' EQUITY	42,276	50,499
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$227,145	$236,696

Volt Information Sciences Reports Fiscal 2019 Second Quarter Results
June 5, 2019

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	April 28, 2019		April 29, 2018
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(5,165)		$(7,687)
Selling, administrative and other operating costs	(486	) (a)	(486	) (a)
Restructuring and severance costs	724		104
Impairment charge	347	(b)	155	(c)
Non-GAAP net loss	$(4,580)		$(7,914)

	Three Months Ended
	April 28, 2019		April 29, 2018
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(5,165)		$(7,687)
Selling, administrative and other operating costs	(486	) (a)	(486	) (a)
Restructuring and severance costs	724		104
Impairment charge	347	(b)	155	(c)
Depreciation and amortization	1,755		1,874
Share-based compensation	(95)		557
Total other (income) expense, net	1,179		1,183
Provision for income taxes	233		630
Adjusted EBITDA	$(1,508)		$(3,670)

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Relates to exit of customer care solutions business.
(c)	Relates to previously purchased software module that is no longer in use.

Volt Information Sciences Reports Fiscal 2019 Second Quarter Results
June 5, 2019

GAAP to Non-GAAP Reconciliations
(in thousands)

	Six Months Ended
	April 28, 2019		April 29, 2018
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(8,380)		$(18,381)
Selling, administrative and other operating costs	(972	) (a)	(972	) (a)
Restructuring and severance costs	783		622
Impairment charge	347	(b)	155	(c)
Income tax benefit	-		(1,052	) (d)
Non-GAAP net loss	$(8,222)		$(19,628)

	Six Months Ended
	April 28, 2019		April 29, 2018
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(8,380)		$(18,381)
Selling, administrative and other operating costs	(972	) (a)	(972	) (a)
Restructuring and severance costs	783		622
Impairment charge	347	(b)	155	(c)
Depreciation and amortization	3,358		3,726
Share-based compensation	(208)		992
Total other (income) expense, net	1,951		1,790
Provision (benefit) for income taxes	506		(730)
Adjusted EBITDA	$(2,615)		$(12,798)

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Relates to exit of customer care solutions business.
(c)	Relates to previously purchased software module that is no longer in use.
(d)	Relates to a discrete tax benefit resulting from the expiration of uncertain tax positions in Q1 2018.